SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): November 3, 2004


                             Paradigm Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)


          WYOMING                        0-9154                   83-0211506
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


 2600 TOWER OAKS BLVD., SUITE 500, ROCKVILLE, MARYLAND             20852
        (Address of principal executive offices)                (Zip code)


                                 (301) 468-1200
               Registrant's telephone number, including area code


                            CHEYENNE RESOURCES, INC.
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On November 3, 2004, Paradigm Holdings, Inc., a Wyoming corporation ("PDHO") entered into an Agreement and Plan of Reorganization with Paradigm Solutions Merger Corp., a Delaware corporation and wholly-owned subsidiary of PDHO (the "Merger Sub"), Paradigm Solutions Corporation, a Maryland corporation ("PSC") and the shareholders of PSC (the "PSC Shareholders"). Pursuant to the Agreement and Plan of Reorganization, the Merger Sub merged (the "Merger") with and into PSC, the surviving corporation, and continues its existence under the laws of the State of Maryland and is a wholly-owned subsidiary of PDHO. In consideration of the Merger, the PSC Shareholders exchanged 13,699 shares of common stock of PSC, which was 100% of the issued and outstanding capital stock of PSC, for 17,500,000 shares of common stock of PDHO.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

      See Item 1.01 Above.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS

            Attached hereto.

      (b)   PRO FORMA FINANCIAL INFORMATION

            Attached hereto.

      (c)   Exhibit No. Description:

EXHIBIT             DESCRIPTION                                                           LOCATION
-------             -----------                                                           --------
Exhibit 99.1        Agreement and Plan of Reorganization, dated November 3, 2004, by      Incorporated by reference to
                    and among Paradigm Holdings, Inc., a Wyoming corporation, Paradigm    Exhibit 99.1 filed with Paradigm
                    Solutions Merger Corp., a Delaware corporation and wholly-owned       Holdings, Inc.'s Amendment No. 1
                    subsidiary of Paradigm Holdings, Inc., Paradigm Solutions             to its Current Report on Form
                    Corporation, a Maryland corporation and the shareholders of           8-K filed with the Securities
                    Paradigm Solutions Corporation.                                       and Exchange Commission on
                                                                                          November 12, 2004.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2005               PARADIGM HOLDINGS, INC.


                                      By:  /s/ Raymond Huger
                                         ----------------------------
                                      Name:  Raymond Huger
                                      Title: Chairman and CEO

(a)    FINANCIAL STATEMENTS



                             PARADIGM HOLDINGS, INC.

                    (FORMERLY PARADIGM SOLUTIONS CORPORATION)


                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-1

AUDITED FINANCIAL STATEMENTS

  Balance Sheets                                                       F-2 - F-3

  Statements of Income                                                        F4

  Statements of Stockholders' Equity                                          F5

  Statements of Cash Flows                                                    F6

  Notes to Financial Statements                                         F7 - F11

  Pro Forma Financial Information                                      F12 - F15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
PARADIGM HOLDINGS, INC.
(FORMERLY PARADIGM SOLUTIONS CORPORATION)
Rockville, Maryland


We have audited the accompanying Balance Sheets of PARADIGM HOLDINGS, INC. (FORMERLY PARADIGM SOLUTIONS CORPORATION) as of December 31, 2003 and 2002, and the related Statements of Income, Stockholders' Equity and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PARADIGM HOLDINGS, INC. (FORMERLY PARADIGM SOLUTIONS CORPORATION) as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Rockville, Maryland
December 2, 2004

                            PARADIGM HOLDINGS, INC.
                   (FORMERLY PARADIGM SOLUTIONS CORPORATION)
                                 BALANCE SHEETS

                                                            (AUDITED)      (AUDITED)
December 31,                                                   2003           2002
------------------------------------------------------     ------------    ------------
ASSETS
CURRENT ASSETS
  Cash                                                     $     17,890    $    630,847
  Accounts receivable - contracts                            14,494,968       8,511,109
  Current portion of notes receivable - stockholder                              20,861
  Prepaid expenses and other current assets                   2,778,410       1,383,962
                                                           ------------    ------------

TOTAL CURRENT ASSETS                                         17,291,268      10,546,779
                                                           ------------    ------------

PROPERTY AND EQUIPMENT, AT COST
  Furniture and fixtures                                        117,920          33,243
  Software                                                       82,051          53,994
  Leasehold improvements                                        102,531
  Equipment                                                     916,922         187,569
                                                           ------------    ------------
TOTAL PROPERTY AND EQUIPMENT                                  1,219,424         274,806
  Less: Accumulated depreciation                               (204,690)       (119,324)
                                                           ------------    ------------

NET PROPERTY AND EQUIPMENT                                    1,014,734         155,482
                                                           ------------    ------------

OTHER ASSETS
  Deposits                                                       76,207          19,068
  Notes receivable - stockholder, net of current portion                         26,649
                                                           ------------    ------------

TOTAL OTHER ASSETS                                               76,207          45,717
                                                           ------------    ------------

TOTAL ASSETS                                               $ 18,382,209    $ 10,747,978
                                                           ============    ============



         The accompanying Notes to Financial Statements are an integral part of these financial statements.

                             PARADIGM HOLDINGS, INC.
                   (FORMERLY PARADIGM SOLUTIONS CORPORATION)
                                 BALANCE SHEETS

                                                     (AUDITED)    (AUDITED)
                                                        2003        2002
                                                    -----------   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Bank overdraft                                     $   695,980   $ 1,331,365
 Note payable - line of credit                        3,000,000       358,819
 Accounts payable                                     4,514,721     2,550,592
 Deferred revenue                                     2,328,690          --
 Accrued wages and payroll taxes                      1,601,297       812,444
                                                    -----------   -----------
TOTAL CURRENT LIABILITIES                            12,140,688     5,053,220
                                                    -----------   -----------

LONG-TERM LIABILITIES
 Deferred rent                                          115,012          --
                                                    -----------   -----------

TOTAL LIABILITIES                                    12,255,700     5,053,220
                                                    -----------   -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (AS RESTATED, NOTE 9)
 Common stock - $.01 par value, 50,000,000 shares
  authorized, 17,500,000 shares issued and
  outstanding                                           175,000       175,000
 Retained earnings                                    5,951,509     5,519,758
                                                    -----------   -----------

TOTAL STOCKHOLDERS' EQUITY                            6,126,509     5,694,758
                                                    -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $18,382,209   $10,747,978
                                                    -----------   -----------


         The accompanying Notes to Financial Statements are an integral part of these financial statements.

                             PARADIGM HOLDINGS, INC.
                    (FORMERLY PARADIGM SOLUTIONS CORPORATION)
                              STATEMENTS OF INCOME

Years Ended December 31,                                          2003               2002
-----------------------------------------------------------------------------------------------

CONTRACT REVENUE
Service contracts                                          $    36,091,375    $     26,656,972
Repair and maitenance contracts                                 15,114,617          11,016,120
-----------------------------------------------------------------------------------------------

TOTAL CONTRACT REVENUE                                          51,205,992          37,673,092
-----------------------------------------------------------------------------------------------

Cost of revenue

Service contracts                                               26,282,131          19,189,806
Repair and maitenance contracts                                 12,468,283           9,051,552
-----------------------------------------------------------------------------------------------

Total cost of revenue                                           38,750,414          28,241,358
-----------------------------------------------------------------------------------------------

Gross margin                                                    12,455,578           9,431,734

Indirect costs                                                  12,021,115           7,076,113
-----------------------------------------------------------------------------------------------

Income from operations                                             434,463           2,355,621
-----------------------------------------------------------------------------------------------

Other (expense) income

Interest income - stockholder                                        1,607               4,039
Interest income - other                                             20,085              30,665
Interest expense                                                      (290)             (2,741)
Other (expense) income                                             (24,114)                319
-----------------------------------------------------------------------------------------------

Total other (expense) income                                        (2,712)             32,282
-----------------------------------------------------------------------------------------------

Net income                                                       $ 431,751         $ 2,387,903
-----------------------------------------------------------------------------------------------


Basic and diluted net income per common share                       $ 0.02              $ 0.14
-----------------------------------------------------------------------------------------------

Basic and diluted weighted average common shares used
     to compute net income per share                            17,500,000          17,500,000
-----------------------------------------------------------------------------------------------

         The accompanying Notes to Financial Statements are an integral part of these financial statements.

                             PARADIGM HOLDINGS, INC.
                   (FORMERLY PARADIGM SOLUTIONS CORPORATION)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (AUDITED)

Years Ended                                               Common             Retained
December 31, 2003 and 2002                                Stock              Earnings           Total
-------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2002 (AS RESTATED, NOTE 9)          $  175,000          $3,131,855          $3,306,855

NET INCOME                                                    --             2,387,903           2,387,903
                                                        ----------          ----------          ----------

BALANCE, DECEMBER 31, 2002                                 175,000           5,519,758           5,694,758

NET INCOME                                                    --               431,751             431,751
                                                        ----------          ----------          ----------

BALANCE, DECEMBER 31, 2003                              $  175,000          $5,951,509          $6,126,509
                                                        ==========          ==========          ==========


         The accompanying Notes to Financial Statements are an integral part of these financial statements.

                             PARADIGM HOLDINGS, INC.
                   (FORMERLY PARADIGM SOLUTIONS CORPORATION)
                            STATEMENTS OF CASH FLOWS
                                   (AUDITED)

Years Ended December 31,                                    2003            2002
-----------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                             $   431,751    $ 2,387,903

  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH USED
    BY OPERATING ACTIVITIES:
      Depreciation                                           159,292         48,001
      Loss on disposal                                        24,315           --
      (INCREASE) DECREASE IN
        Accounts receivable - contracts                   (5,983,859)    (2,167,584)
        Prepaid expenses and other current assets         (1,394,448)      (646,809)
        Deposits                                             (57,139)        (4,473)
      (DECREASE) INCREASE IN
        Accounts payable                                   1,964,129         32,437
        Deferred rent                                        115,012           --
        Deferred revenue                                   2,328,690           --
        Accrued wages and payroll taxes                      788,853        276,182
                                                         -----------    -----------

NET CASH USED BY OPERATING ACTIVITIES                     (1,623,404)       (74,343)
                                                         -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                     (1,042,859)      (108,559)
  Repayment of notes receivable - stockholder                 47,510         19,453
                                                         -----------    -----------

NET CASH USED BY INVESTING ACTIVITIES                       (995,349)       (89,106)
                                                         -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Bank overdraft                                            (635,385)       913,142
  Proceeds from line of credit                             7,214,629      1,757,040
  Payments on line of credit                              (4,573,448)    (1,928,186)
                                                         -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  2,005,796        741,996
                                                         -----------    -----------
NET (DECREASE) INCREASE IN CASH                             (612,957)       578,547

CASH, BEGINNING OF YEAR                                      630,847         52,300
                                                         -----------    -----------
CASH, END OF YEAR                                        $    17,890    $   630,847
                                                         ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest                                 $       290    $     2,741
                                                         ===========    ===========

         The accompanying Notes to Financial Statements are an integral part of these financial statements.

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION

Paradigm Holdings, Inc. (the Corporation), formerly Cheyenne Resources, Inc., was incorporated in the state of Wyoming on November 17, 1970 and, effective November 3, 2004 (see Note 10), conducts business through its wholly owned subsidiary Paradigm Solutions Corporation.

The Corporation is a full-service information technology (IT) and business solutions provider offering a wide range of technical support and management services to improve the operational efficiency of government and industry. The Corporation graduated from the Small Business Administration's 8(a) Business Development program on October 13, 2004. Today, the Corporation possesses a portfolio of flexible contract vehicles arrangements to expedite delivery of IT services and solutions to clients across the federal government.

These financial statements include the accounts of Paradigm Solutions Corporation. The accounts of Paradigm Holdings, Inc. will be included in the financial statements beginning November 3, 2004.


USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


CASH

For purposes of financial statement presentation, the Corporation considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. The Company maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk.


FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 2003 and 2002, the carrying value of current financial instruments such as cash, accounts receivable, accounts payable, and accrued liabilities approximated their market values, based on the short-term maturities of these instruments. Fair value is determined based on expected cash flows, discounted at market rates, and other appropriate valuation methodologies.


CONTRACT REVENUE

Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts.

Revenue from fixed-price contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, provision is made currently for the anticipated loss on the contract.

Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fixed fee.

Revenue from repair and maintenance contracts is recognized on a straight-line basis over the life of the contract.

Revenue recognized on contracts for which billings have not yet been presented to customers is included in the Accounts receivable - contracts classification on the accompanying Balance Sheets.

Deferred revenue relates to contracts for which customers are billed or pay in advance of services to be performed at a future date.

COST OF REVENUE

Cost of revenue for service contracts consist primarily of labor, consultant, subcontract, and other costs attributable to the performance of the contract.

Cost of revenue for repair and maintenance contracts consist primarily of subcontract, labor, and other costs attributable to the performance of the contract.


ACCOUNTS RECEIVABLE

Accounts receivable are attributable to trade receivables in the ordinary course of business. Estimates relating to allowance for doubtful accounts are based on historical experience, troubled account information and other available information.


MAJOR CUSTOMERS

During the years ended December 31, 2003 and 2002, revenues from three and two contracts with the Company's major customers were 29% of total revenue for both years and 36% and 23% of total accounts receivable at the end of the respective years.


PROPERTY AND EQUIPMENT

Property and equipment are recorded at the original cost to the corporation and are depreciated using straight-line methods over established useful lives of three to seven years. Software is recorded at original cost and depreciated on the straight-line basis over three years. Leasehold improvements are recorded at original cost and are depreciated on the straight-line basis over the life of the lease.


ADVERTISING COSTS

Advertising costs are expensed as incurred. Expenses for fiscal years ending December 31, 2003 and 2002 were immaterial.


SOFTWARE DEVELOPMENT COSTS

Software development costs are included in indirect costs and are expensed as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed" requires the capitalization of certain software development costs once technological feasibility is established, which the Corporation generally defines as completion of a working model. Capitalization ceases when the products are available for general release to customers, at which time amortization of the capitalized costs begins on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. As of December 31, 2003, the Corporation had not established technological feasibility for its software product, and therefore, no costs have been capitalized.

All other research and development costs are expensed as incurred. For the year ended December 31, 2003, R&D expenses totaled $554,073. There were no R&D expenses incurred during the year ended December 31, 2002.


INCOME TAXES

The Corporation files its income tax returns on the cash basis of accounting, whereby revenue is recognized when received, and expenses are recognized when paid. Certain transactions will effect different periods for financial statement and income tax reporting purposes. The Corporation has elected to be treated as an S Corporation and therefore does not pay Federal and state corporate income taxes on its taxable income since the tax attributes of the Corporation are reported on the stockholders' tax returns. The reported amount of net assets and liabilities exceeded their net tax basis at December 31, 2003 and 2002, by approximately $8,294,000 and $6,559,000, respectively.


NET INCOME PER SHARE

Basic net income per common share is calculated by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated using the weighted average number of common shares plus dilutive common stock equivalents outstanding during the period. Anti-dilutive common stock equivalents are excluded. There were no dilutive common stock equivalents outstanding during the years ended December 31, 2003 and 2002.

RECLASSIFICATION

Certain 2002 balances have been reclassified to conform with the 2003 presentation.

2.    ACCOUNTS RECEIVABLE

The accounts receivable consist of billed and unbilled amounts under contracts in progress with governmental units, principally the Bureau of Alcohol, Tobacco, and Firearms, the Office of the Comptroller of the Currency, the U.S. Secret Service, and the Internal Revenue Service. The components of accounts receivable at December 31, 2003 and 2002 are:


                                           2003                   2002
                                        -----------           ------------
             Billed receivables         $12,727,297           $  8,510,123
             Unbilled receivables         1,767,671                    986
                                        -----------           ------------
             TOTAL                      $14,494,968           $  8,511,109
                                        ===========           ============

All receivables are expected to be collected during the next fiscal year and are pledged to the bank as collateral for the line of credit.

3.    NOTES RECEIVABLE - STOCKHOLDER

At December 31, 2002, the Corporation had loans outstanding with its majority stockholder, as follows:

             Note from majority stockholder, due in 120
                semi-monthly installments of $494 including
                interest at 7%, final payment made in 2003.           $       16,873

             Note from majority stockholder, due in 120
                semi-monthly installments of $484 including
                interest at 7%, final payment made in 2003.                   30,637
                                                                      --------------
                SUBTOTAL                                                      47,510
             Less: Current portion                                           (20,861)
                                                                      --------------

             LONG-TERM PORTION                                        $       26,649
                                                                      ==============


The stockholder loans were paid in full during the year ended December 31, 2003. Interest income earned and received during 2003 and 2002 for the stockholder loans was $1,607 and $4,039, respectively.

4.    NOTE PAYABLE - LINE OF CREDIT

The Corporation has a line of credit arrangement with SunTrust Bank which expired April 30, 2004 and was subsequently extended until June 30, 2005. Under the agreement the line is due on demand and interest is payable monthly at a rate equal to LIBOR plus 2.45%. The weighted average interest rates incurred for the years ended December 31, 2003 and 2002 were 3.51% and 4.96%, respectively. The line of credit is secured by substantially all of the assets of the Corporation. The maximum amount available under the line of credit at December 31, 2003 and 2002 was $4,000,000. At December 31, 2003 and 2002, the outstanding balance on the line was $3,000,000 and $358,819, respectively.

The line of credit agreement contains certain financial covenants, including fiscal year net income, such as minimum tangible net worth and a debt coverage ratio, with which the Corporation was in compliance at December 31, 2003 and 2002.

Subsequent to year end, the Corporation entered into a new line of credit agreement with SunTrust Bank. Under this new agreement, the line is due on demand and expires June 30, 2005. Interest is payable monthly depending on the Corporation's leverage ratio at the libor rate plus the applicable spread which ranges from 1.95% to 2.50%. Under the terms of the agreement, the Corporation may borrow up to the lesser of $5,000,000 or 85% of eligible Government receivables plus 75% of eligible commercial receivable.

5.    LEASES

The Corporation is obligated under an operating lease, as lessee, for its office space which expires in 2011. The lease contains escalation clauses for 2.5%-3% annual increases in the base monthly rent. In addition, the Corporation leases equipment, as lessee, under noncancelable operating leases that expire at various times through March 2006.

The following is a schedule, by year, of future minimum rental payments required under the operating leases:

             Year Ending           Office
             December 31            Space           Equipment         Total
             ---------------    -----------         ---------      ------------
                2004            $   817,952         $ 39,988       $   857,940
                2005                829,776            8,046           837,822
                2006                851,615            1,680           853,295
                2007                543,515               --           543,515
                2008                447,132               --           447,132
             Thereafter           1,126,640               --         1,126,640
                                -----------         ---------      ------------

           Total                $ 4,616,630         $ 49,714       $ 4,666,344
                                ===========         =========      ===========

Total rent expense for the years ended December 31, 2003 and 2002 was $613,202 and $204,126, respectively.

6.    RETIREMENT PLAN

The Corporation maintains a 401(k) profit sharing retirement plan for all eligible employees. Under the plan, employees become eligible to participate after three months of employment. The annual contribution under this plan is based on employee participation. The participants may elect to contribute up to 15% of their gross annual earnings limited to amounts specified in Internal Revenue Service Regulations and indexed for inflation. The Corporation's matching contribution to the Plan is determined annually by the Board of Directors. For the years ended December 31, 2003 and 2002, the Corporation contributed an amount equal to 100% of the first 3% of the employees' contributions as a match. Employees vest 100% in all salary reduction contributions. Rights to benefits provided by the Corporation's matching contributions vest over a five year period. The Corporation's contributions were $224,684 and $148,041 for the years ended December 31, 2003 and 2002, respectively.

7.    COMPENSATION AGREEMENT

During 1999, the Corporation entered into a Section 162 Bonus Plan for the benefit of its executives. This plan is a nonqualified employee benefit arrangement. The Corporation pays a bonus to its executives who use the bonus to pay the premiums on life insurance policies insuring his/her life. The policies are owned personally by the executives. The bonus payments are treated as additional compensation to the executives. The Corporation's bonus payments under this plan were $86,628 and $42,623 for the years ended December 31, 2003 and 2002, respectively.

8.    CONTRACT STATUS

PROVISIONAL INDIRECT COST RATES

Billings under cost-based government contracts are calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies' cognizant audit agency. The cost audits will result in the negotiation and determination of the final indirect cost rates which the Corporation may use for the period(s) audited. The final rates, if different from the provisionals, may create an additional receivable or liability.

As of December 31, 2003, the Corporation has had no final settlements on indirect rates. The Corporation periodically reviews its cost estimates and experience rates and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have any material effect on the Corporation's financial position or results of operations.


CONTRACT STATUS

The Corporation has authorized but uncompleted contracts on which work is in progress at December 31, 2003 approximately, as follows:

             Total contract prices of initial contract           $  143,687,000
               awards, including exercised options and
               approved change orders (modifications)

             Completed to date                                     (111,121,000)
                                                                 ---------------
             AUTHORIZED BACKLOG                                  $   32,566,000
                                                                 ===============

The foregoing contracts contain unfunded and unexercised options not reflected in the above amounts of approximately $67,176,000.

9.    STOCKHOLDERS EQUITY

Stockholders' equity of the Corporation has been restated retroactively to reflect the equivalent number of shares of common stock received in the reverse acquisition with Paradigm Holdings, Inc. which occurred on November 3, 2004.

10.   SUBSEQUENT EVENTS

REVERSE ACQUISITION:

On November 3, 2004, Paradigm Holdings, Inc. (PDHO) entered into an Agreement and Plan of Reorganization with Paradigm Solutions Merger Corp. (Merger Sub), Paradigm Solutions Corporation (PSC), and the shareholders of PSC. Pursuant to the Agreement and Plan of Reorganization, the Merger Sub was merged with and into PSC, which was the surviving corporation, and became a wholly owned subsidiary of PDHO. In consideration of the merger, the PSC shareholders exchanged 14,412, or 100%, of their common stock for 17,500,000 shares of common stock of PDHO.

Although PDHO is the legal acquirer in the acquisition, and remains the registrant with the SEC, under generally accepted accounting principles, the acquisition was accounted for as a reverse acquisition, whereby PSC is considered the "acquirer" of PDHO for financial reporting purposes. The following factors were considered: 1) PSC's shareholders controlled more than 50% of the post acquisition combined entity, 2) management, after the acquisition, is that of PSC, 3) PDHO had no assets and an immaterial amount of liabilities as of the acquisition date, and 4) continuing operations of the business are that of PSC.

REVOCATION OF S-CORPORATION STATUS

Effective November 5, 2004, PSC revoked its S-Corporation status. At that date, the Corporation had net income which has been recognized for reporting purposes, but not for income tax purposes of approximately $6,552,000. This net deferred income will be recognized for income tax purposes equally over four years beginning with the year ending December 31, 2004. The revocation of the S-Corporation status will result in a deferred income tax liability that will be recorded on the date of revocation of approximately $2,530,000. Net income for the year ending December 31, 2004 and retained earnings at that date will be reduced by this amount.

(b)   PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro-forma condensed financial information relates to the merger transaction involving Paradigm Holdings, Inc. (formerly Paradigm Solutions Corp.) and Cheyenne Resources, Inc. for the year ended December 31, 2003 and the nine months ended September 30, 2004.

The pro-forma condensed financial information for the year ended December 31, 2003 and the nine months ended September 30, 2004 have been prepared to support the financial effect of the merger.

                                                 PARADIGM                                                       PARADIGM
                                               HOLDINGS, INC.                                                  HOLDINGS, INC
                                                (FORMERLY        CHEYENNE                                        (FORMERLY
                                                STATEMENT OF    STATEMENT OF   ADJUSTMENTS                     STATEMENT OF
                                                  INCOME        OPERATIONS                                        INCOME
                                              ------------    ------------    ------------                    ------------
                                                 (AUDITED)      (AUDITED)       PRO-FORMA                       PRO-FORMA
YEARS ENDED DECEMBER 31,                           2003            2003            2003           NOTES            2003
------------------------------------------    ------------    ------------    ------------    ------------    ------------

CONTRACT REVENUE
  Service contracts                           $ 36,091,375    $               $         -     $        -      $  36,091,375
  Repair and maitenance contracts               15,114,617                                                       15,114,617
  Producing and nonproducing properties Oil
    royalty/gas, working interest income                           10,197         (10,197)
                                                                                                   {1}                    -
                                              ------------    -----------     -----------                     -------------

TOTAL CONTRACT REVENUE                          51,205,992         10,197         (10,197)                       51,205,992
                                              ------------    -----------     -----------                     -------------

Cost of revenue
  Service contracts                             26,282,131                                                       26,282,131
  Repair and maitenance contracts               12,468,283                                                       12,468,283
                                              ------------    -----------     -----------                     -------------

Total cost of revenue                           38,750,414              -               -                        38,750,414
                                              ------------    -----------     -----------                     -------------

Gross margin                                    12,455,578         10,197         (10,197)                       12,455,578
                                                                                                                          -
Indirect costs                                  12,021,115                                                       12,021,115
Operating expenses                                                 10,552         227,683       {1},{3}             238,235
                                              ------------    -----------     -----------                     -------------

Income (loss) from operations                      434,463           (355)        237,880                           196,228
                                              ------------    -----------     -----------                     -------------

Other (expense) income
  Interest income - stockholder                      1,607                                                            1,607
  Interest income - other                           20,085                                                           20,085
  Interest expense                                    (290)        (5,952)          5,952         {1}                  (290)
  Other (expense) income                           (24,114)                                                         (24,114)
                                              ------------    -----------     -----------                     -------------

Total other (expense) income                        (2,712)        (5,952)          5,952                            (2,712)
                                              ------------    -----------     -----------                     -------------

Net income before income taxes                     431,751         (6,307)        231,928                           193,516

  Income tax expense                                                            2,530,000         {4}             2,530,000
                                              ------------    -----------     -----------                     -------------

Net income (loss)                             $    431,751       $ (6,307)    $ 2,761,928                     $  (2,336,484)
                                              ============    ===========     ===========                     =============

  Basic and diluted net income per common share                                                               $       (0.12)
                                                                                                              -------------

  Basic and diluted weighted average common shares
    used to compute net income per share                                                                         20,003,368
                                                                                                              -------------

                                              PARADIGM HOLDINGS,                                                        PARADIGM
                                                    INC.                                                             HOLDINGS, INC.
                                             (FORMERLY PARADIGM       CHEYENNE                                          (FORMERLY
                                                BALANCE SHEET       BALANCE SHEET       ADJUSTMENTS                  BALANCE SHEET
                                              ------------------    ---------------    ---------------               --------------
                                                 (UNAUDITED)         (UNAUDITED)          PRO-FORMA                      PRO-FORMA
  SEPTEMBER 30,                                    9/30/2004           9/30/2004          9/30/2004          NOTES       9/30/2004
--------------------------------------        ------------------    ---------------    ---------------     ---------   -------------
ASSETS

CURRENT ASSETS
  Cash                                              $    655,740      $        --          $  (161,764)       {2}      $    493,976
  Accounts receivable - contracts                     10,210,070                                                         10,210,070
  Prepaid expenses and other current assets            1,251,863                               238,235        {2}         1,490,098
                                                    ------------      ------------         ------------                ------------
TOTAL CURRENT ASSETS                                  12,117,673               --               76,471                   12,194,144
                                                    ------------      ------------         ------------                ------------

PROPERTY AND EQUIPMENT, AT COST
  Furniture and fixtures                                 124,845                                                            124,845
  Software                                               285,003                                                            285,003
  Leasehold improvements                                 121,000                                                            121,000
  Equipment                                              964,946                                                            964,946
                                                    ------------      ------------         ------------                ------------
TOTAL PROPERTY AND EQUIPMENT                           1,495,794                --                   --                   1,495,794
  Less:  Accumulated depreciation                       (423,848)               --                   --                   (423,848)
                                                    ------------      ------------         ------------                ------------

NET PROPERTY AND EQUIPMENT                             1,071,946                --                   --                   1,071,946
                                                    ------------      ------------         ------------                ------------

OTHER ASSETS
  Deposits                                                76,207                --                   --                      76,207
                                                    ------------      ------------         ------------                ------------

TOTAL OTHER ASSETS                                        76,207                --                   --                      76,207
                                                    ------------      ------------         ------------                ------------

TOTAL ASSETS                                        $ 13,265,826     $          --         $     76,471                $ 13,342,297
                                                    ============      ============         ============                ============

                                                      PARADIGM                                                          PARADIGM
                                                   HOLDINGS, INC.                                                    HOLDINGS, INC.
                                                     (FORMERLY                                                         (FORMERLY
                                                      PARADIGM                                                          PARADIGM
                                                     SOLUTIONS                                                         SOLUTIONS
                                                    CORPORATION)      CHEYENNE                                        CORPORATION)
                                                   BALANCE SHEET   BALANCE SHEET     ADJUSTMENTS                     BALANCE SHEET
                                                  --------------   --------------    -------------                   -------------
                                                   (UNAUDITED)      (UNAUDITED)       PRO-FORMA                       PRO-FORMA
September 30,                                       9/30/2004        9/30/2004        9/30/2004          NOTES        9/30/2004
-----------------------------------------------   --------------    -------------    -------------    -----------    -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                  $  2,334,490     $     2,026     $   236,209        {1},{3}        $  2,572,725
  Deferred revenue                                     1,807,519                                                          1,807,519
  Deferred income taxes                                                                2,530,000          {4}             2,530,000
  Accrued wages and payroll taxes                      2,682,828                                                          2,682,828
                                                    ------------     -----------     -----------                       ------------

TOTAL CURRENT LIABILITIES                              6,824,837           2,026       2,766,209                          9,593,072
                                                    ------------     -----------     -----------                       ------------

LONG-TERM LIABILITIES
  Deferred rent                                          129,723                                                            129,723
                                                    ------------     -----------     -----------                       ------------

TOTAL LIABILITIES                                      6,954,560           2,026       2,766,209                          9,722,795
                                                    ------------     -----------     -----------                       ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock - $.01 par value, 50,000,000
    shares authorized, 20,003,368 shares issued
    and outstanding (PSC)                                175,000                          25,034        {1},{2}             200,034
  Common stock - $.01 par value, 50,000,000
    shares authorized, 10,591,603 (Cheyenne),
    0 (PSC) shares issued and outstanding                                105,721        (105,721)         {1}                     -
  Additional paid-in capital (Cheyenne)                                3,777,164      (3,777,164)         {1}                     -
  Treasury Stock (Cheyenne)                                               (2,500)          2,500          {1}                     -
  Retained earnings (deficit)                          6,136,266      (3,882,411)      1,165,613    {1},{2},{4}           3,419,468
                                                    ------------     -----------     -----------                       ------------

TOTAL STOCKHOLDERS' EQUITY                             6,311,266          (2,026)     (2,689,738)                         3,619,502
                                                    ------------     -----------     -----------                       ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 13,265,826     $         -     $    76,471                       $ 13,342,297
                                                    ============     ===========     ===========                       ============

                                                PARADIGM                                                          PARADIGM
                                             HOLDINGS, INC.                                                    HOLDINGS, INC.
                                               (FORMERLY                                                         (FORMERLY
                                                PARADIGM                                                          PARADIGM
                                               SOLUTIONS                                                         SOLUTIONS
                                              CORPORATION)      CHEYENNE                                        CORPORATION)
                                              STATEMENT OF    STATEMENT OF                                      STATEMENT OF
                                                 INCOME        OPERATIONS      ADJUSTMENTS                         INCOME
                                            --------------   --------------    -------------                   -------------
                                             (UNAUDITED)      (UNAUDITED)       PRO-FORMA                       PRO-FORMA
Nine Months Ending                            9/30/2004        9/30/2004        9/30/2004          NOTES        9/30/2004
----------------------------------------------------------------------------------------------------------------------------
CONTRACT REVENUE
Service Contracts                             $ 29,742,079    $        -        $        -                     $ 29,742,079
Repair and Maint. Contracts                     16,970,005                                                       16,970,005
----------------------------------------------------------------------------------------------------------------------------

TOTAL CONTRACT REVENUE                          46,712,084             -                 -                       46,712,084
----------------------------------------------------------------------------------------------------------------------------

Cost of revenue
Service Contracts                               20,291,418                                                       20,291,418
Repair and Maint. Contracts                     14,367,487                                                       14,367,487
----------------------------------------------------------------------------------------------------------------------------

Total cost of revenue                           34,658,905             -                 -                       34,658,905
----------------------------------------------------------------------------------------------------------------------------

Gross margin                                    12,053,179             -                 -                       12,053,179

Indirect costs                                  11,833,540                                                       11,833,540
Operating expenses                                               244,400           (65,724)         {1},{3}         178,676
----------------------------------------------------------------------------------------------------------------------------

Income from operations                             219,639      (244,400)           65,724                           40,963
----------------------------------------------------------------------------------------------------------------------------

Other (expense) income
Interest income                                     10,641                                                           10,641
Interest expense                                   (46,053)                                                         (46,053)
Other income                                           530                                                              530
----------------------------------------------------------------------------------------------------------------------------

Total other (expense) income                       (34,882)            -                 -                          (34,882)
----------------------------------------------------------------------------------------------------------------------------

Extraordinary income-debt forgiveness                             253,092         (253,092)           {1}                 -
----------------------------------------------------------------------------------------------------------------------------

Net income before income taxes                     184,757         8,692          (187,368)                           6,080

Income tax expense                                                               2,530,000            {4}         2,530,000
----------------------------------------------------------------------------------------------------------------------------

Net income                                       $ 184,757    $    8,692       $(2,717,369)                     $(2,523,920)
----------------------------------------------------------------------------------------------------------------------------


Basic and diluted net income per common share                                                                   $     (0.13)
----------------------------------------------------------------------------------------------------------------------------

Basic and diluted weighted average common
  shares used to compute net income per share                                                                    20,003,368
----------------------------------------------------------------------------------------------------------------------------


                             PARADIGM HOLDINGS, INC.
                       (FORMERLY PARADIGM SOLUTIONS CORP.)
               Notes to Pro-Forma Financial Statement Adjustments


   NOTE #                         ADJUSTMENT EXPLANATION
--------------------------------------------------------------------------------

    {1} Adjustment to record reverse merger activity of Cheyenne Resources, Inc. into Paradigm Holdings, Inc.

    {2}      Adjustment to record redemption of common stock.

    {3}      Adjustment to accrue for consulting agreement.

    {4}      Adjustment to record revocation of S-Corporation election

    {5}      Adjustment to record stock issuance